Exhibit 10.7

CERTAIN INFORMATION INDICATED BY [***] HAS BEEN DELETED FROM THIS EXHIBIT

AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2.

CONSENT, JOINDER AND SECOND AMENDMENT TO CREDIT, SECURITY AND

GUARANTY AGREEMENT

This CONSENT, JOINDER AND SECOND AMENDMENT TO CREDIT, SECURITY AND GUARANTY AGREEMENT (this “Agreement”) is made as of this 8th day of March, 2018 (the “Second Amendment Effective Date”), by and among ALPHATEC HOLDINGS, INC., a Delaware corporation (“Alphatec Holdings”), ALPHATEC SPINE, INC., a California corporation (“Alphatec Spine”; together with Alphatec Holdings, each being referred to herein individually as an “Original Borrower”, and collectively as “Original Borrowers”), SAFEOP SURGICAL, INC., a Delaware corporation (“New Borrower”, and New Borrower together with the Original Borrowers, the “Borrowers”), and GLOBUS MEDICAL, INC., a Delaware corporation, being referred to herein individually as “Lender.”

RECITALS

A. Lender and Borrowers are parties to that certain Credit, Security and Guaranty Agreement, dated as of September 1, 2016, as amended by the First Amendment to Credit, Security and Guaranty Agreement, dated as of March 30, 2017 (and as further amended, modified, supplemented and restated from time to time prior to the date hereof, the “Original Credit Agreement” and as the same is amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lender has agreed to make certain advances of money and to extend certain financial accommodations to Borrowers and certain of their Affiliates in the amounts and manner set forth in the Credit Agreement.

B. Borrowers desire to consummate an acquisition of New Borrower in accordance with the terms of that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Alphatec Holdings, Safari Merger Sub, Inc., a Delaware corporation (“Merger Sub”), New Borrower, the Key Stockholders (as defined therein), and Safari Holding Company, LLC, a copy of which is attached hereto as Exhibit A (as in effect on the date hereof, the “Safari Acquisition Agreement”), pursuant to which Merger Sub will merge with and into Safari Target, with Safari Target surviving as a wholly-owned Subsidiary of Parent (the “Safari Acquisition”).

C. Following the consummation of the Safari Acquisition, New Borrower will join the credit facility as a borrower thereunder and Original Borrowers have requested that Lender amend the Credit Agreement and Pledge Agreement to join New Borrower as a party to the Credit Agreement as a Borrower, as a party to the Pledge Agreement as an Issuer, and the other applicable Financing Documents, in each case, on and subject to the terms hereof.

D. Borrowers have requested, and Lender has agreed, to amend the Original Credit Agreement to, among other things, (i) consent to the Safari Acquisition, (ii) join New Borrower to the credit facility, and (iii) revise the financial covenants set forth in Article 6 of the Original Credit Agreement to add a Minimum Liquidity test and revise the testing dates of the minimum Fixed Charge Coverage Ratio.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrowers hereby agree as follows:

1. Recitals. This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement in the Original Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby. The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Original Credit Agreement (including those capitalize terms used in the Recitals hereto).

2. Limited Consent. At the request of and as an accommodation to the Borrowers, subject to the terms and conditions set forth herein, including, without limitation, the terms set forth in Section 9, the Lender, (a) notwithstanding the restrictions on Investments in Section 5.7 of the Credit Agreement, hereby (i) deem the Safari Acquisition a Permitted Investment and (ii) consent to the Safari Acquisition, (b) notwithstanding the provisions of Section 2.1(b)(ii)(D), hereby agree to waive any mandatory prepayment that may be required (subject to the Globus Intercreditor Agreement) with respect to the Safari Equity Raise (as defined below), (c) consent to the formation of Merger Sub, (d) waive the requirement that Borrowers comply with the joinder requirements set forth in Section 4.11(a) and Section 4.11(c) with respect to Merger Sub; provided that (x) the Safari Acquisition is consummated on or prior to the Second Amendment Effective Date (or such longer period as may be agreed in writing by Lender in its sole discretion) and (y) Borrowers do not make any Investment (other than any de minimis Investment) in Merger Sub prior to the consummation of the Safari Acquisition, and (e) the provisions of the Credit Agreement (including, without limitation, Section 5.6 of the Credit Agreement) to the contrary notwithstanding, consent to the merger of Merger Sub with and into Safari Target upon the consummation of the Safari Acquisition. The consent set forth in this Section 2 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or of any other Financing Document; (b) prejudice any right that Lender have or may have in the future under or in connection with the Credit Agreement or any other Financing Document; (c) constitute a consent to or waiver of any past, present or future Default or Event of Default or other violation of any provisions of the Credit Agreement or any other Financing Documents, (d) create any obligation to forbear from taking any enforcement action, or to make any further extensions of credit or (e) establish a custom or course of dealing among any of the Credit Parties, on the one hand, or Lender, on the other hand.

3. Joinder. Subject to the satisfaction of the conditions precedent set forth in Section 9:

(a) New Borrower hereby assumes the Obligations under the Credit Agreement and joins in, adopts and becomes (i) a Borrower under the Credit Agreement, (ii) an Issuer under the Pledge Agreement, and (iii) party to the other Financing Documents applicable to it as a Borrower. Each party hereto agrees that all references to “Borrower” or “Borrowers” contained in the Financing Documents are hereby deemed for all purposes to also refer to and include New Borrower as a Borrower, and New Borrower hereby agrees to comply with all of the terms and conditions of the Financing Documents as if such New Borrower was an original signatory thereto.

(b) Without limiting the generality of the provisions of subparagraph (a) above, each party agrees that the “Pledged Collateral” (as defined in the Pledge Agreement) owned by New Borrower and listed in Exhibit B shall be and become a part of the Pledged Collateral referred to in Pledge Agreement and shall secure all Obligations referred to and in accordance with said Pledge Agreement.

4. Amendments to Original Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 6 below, the Original Credit Agreement is hereby amended as follows:

(a) The following definitions are hereby added to Section 1.1 of the Original Credit Agreement in their respective alphabetic order:

“Safari Acquisition Agreement” has the meaning set forth in the Second Amendment.

“Safari Seller Notes” means those certain (a) Convertible Promissory Notes issued pursuant to the Safari Acquisition Agreement, each dated as of the Second Amendment Effective Date, made by Alphatec Holdings and payable to each of Tullis-Dickerson Capital Focus III, L.P., Tullis Growth Fund, L.P., James L.L. Tullis, Lighthouse Holdings Corporation, Eugene Cattarina, Mark D’Addato, Robert Snow, Richard O’Brien and Christopher Brown, as in effect on the Second Amendment Effective Date, and (b) Convertible Promissory Notes (if any) issued pursuant to the Safari Acquisition Agreement, made by Alphatec Holdings and payable to certain other sellers of SafeOp Surgical, Inc., in each case, in form and substance identical to the Convertible Promissory Notes issued on the Second Amendment Effective Date; provided that each seller receiving a Safari Seller Note described in clause (b) above shall have become a party to the Safari Subordination Agreement; provided further that the aggregate principal amount of all Safari Seller Notes shall not exceed $3,000,000.

“Safari Seller Subordination Agreement” means that certain Subordination Agreement, dated as of the Second Amendment Effective Date, among the subordinated creditors signatory thereto and Lender, as such document may be amended, restated, supplemented or otherwise modified from time to time after the date hereof.

“Second Amendment” means that certain Consent and Second Amendment to Credit, Security and Guaranty Agreement, dated as of March 8th, 2018, among Borrowers and Lender.

“Second Amendment Effective Date” means the first date on which all of the conditions set forth in Section 6 of the Second Amendment are satisfied.

(b) The definition of “Operative Documents” appearing in Section 1.1 of the Original Credit Agreement is hereby amended by (i) replacing the word “and” occurring immediately prior to clause (ii) thereof with “,” and (ii) adding the following new clause (iii) to the end thereof: “(iii) at all times on and after the Second Amendment Effective Date, Safari Acquisition Agreement and all documents effecting the acquisition of SafeOp Surgical, Inc. that is closing on or about the Second Amendment Effective Date.

(c) The definition of “Subordinated Debt Documents” appearing in Section 1.1 of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

““Subordinated Debt Documents” means (a) the Safari Seller Notes and (b) any other documents evidencing and/or securing Debt governed by a Subordination Agreement, all of which documents must be in form and substance acceptable to Lender in its sole discretion. As of the Closing Date, there are no Subordinated Debt Documents.”

(d) The definition of “Subordination Agreement” appearing in Section 1.1 of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

““Subordination Agreement” means (a) the Safari Seller Subordination Agreement and (b) each other agreement between Lender and another creditor of Borrowers, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Debt owing from any Borrower(s) and/or the Liens securing such Debt granted by any Borrower(s) to such creditor are subordinated in any way to the Obligations and the Liens created under the Security Documents, the terms and provisions of such Subordination Agreements to have been agreed to by and be acceptable to Lender in the exercise of its sole discretion.”

(e) Section 6.1 of the Original Credit Agreement is hereby amended by amending and restating the definition of “Defined Period” in its entirety, to read as follows:

“Defined Period” means, for purposes of calculating the Fixed Charge Coverage Ratio, for (a) *** and (b) ***.

(f) Section 6.2 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Liquidity. Borrowers will not permit the Liquidity of Borrowers and their Subsidiaries on a Consolidated Basis, as of the last day of each month ending during the period from the Second Amendment Effective Date through and including ***, to be less than ***.”

(g) Section 6.3 of the Original Credit Agreement is hereby amended by replacing the date “April 30, 2018” with “April 30, 2019.”

(h) Exhibit B (Compliance Certificate) to the Original Credit Agreement is hereby amended by replacing the date “April 30, 2018” in footnote 1 thereof, with the date “April 30, 2019.”

(i) Exhibit B (Compliance Certificate) to the Original Credit Agreement is hereby amended by replacing footnote 2 thereof in its entirety, with the words “to be included in the Compliance Certificate for each month ending during the period from the Second Amendment Effective Date through and including March 31, 2019.”

(j) The schedules attached hereto as Exhibit C hereby replace the corresponding schedules to the Original Credit Agreement to which they apply and shall be deemed attached thereto and become a part thereof.

5. Amendment to Pledge Agreement. Each Borrower, including New Borrower, hereby agrees that the schedules attached hereto as Exhibit B are true and correct and reflect the joinder of New Borrower as an Issuer under the Pledge Agreement and shall be deemed to be added to the schedules of the same number in the Pledge Agreement and shall be deemed attached thereto and become a part thereof.

Grant of Security Interest. Consistent with the intent of the parties and in consideration of the accommodations set forth herein, as further security for the prompt payment in full of all Obligations, and without limiting any other grant of a Lien and security interest in a Security Document, New Borrower hereby assigns and grants to Lender a continuing Lien (subject only to Permitted Liens) on and security interest in, upon, and to all right, title and interest in and to all of such New Borrower’s assets constituting Collateral under the Credit Agreement, which shall hereby become Collateral under the

CERTAIN INFORMATION INDICATED BY [***] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2.

Credit Agreement. New Borrower hereby authorizes Lender to file UCC-1 financing statements against New Borrower covering the Collateral owned by New Borrower in such jurisdictions as Lender shall deem necessary, prudent or desirable to perfect and protect the liens and security interests granted to Lender hereunder.

6. Representations and Warranties; Reaffirmation of Security Interest; Updated Schedules. Each Borrower hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date, and (b) covenants to perform its respective obligations under the Credit Agreement. Each Borrower confirms and agrees that all security interests and Liens granted to Lender continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Lender and Permitted Liens. Except as specifically provided in this Agreement, nothing herein is intended to impair or limit the validity, priority or extent of Lender’s security interests in and Liens on the Collateral. Each Borrower acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of each Borrower, and are enforceable against each Borrower in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

7. Costs and Fees. Borrowers shall be responsible for the payment of all reasonable and documented out-of-pocket costs and fees of Lender’s counsel incurred in connection with the preparation of this Agreement and any related documents. If Lender uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Lender for the work performed.

8. Conditions to Effectiveness. This Agreement shall become effective as of the date on which each of the following conditions has been satisfied, as determined by Lender in its sole discretion:

(a) Lender shall have received executed copies of the Safari Acquisition Agreement, and all other agreements, documents or instruments pursuant to which the Safari Acquisition is to be consummated, any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, and, to the extent required to be completed prior to the closing of such Acquisition under the related acquisition agreement, all required regulatory and third party approvals and copies of any environmental assessments;

(b) Borrowers shall have delivered to Lender evidence satisfactory to Lender that Borrowers have received unrestricted net cash proceeds from the issuance and sale by Alphatec Holdings of its common shares on or prior to the Second Amendment Effective Date, in an aggregate amount equal to or greater than $29,000,000 and on terms reasonably satisfactory to Lender (the “Safari Equity Raise”);

(c) the Safari Acquisition has been consummated (i) in all material respects in accordance with the terms of the Safari Acquisition Agreement, (ii) in accordance with applicable Law;

(d) the Safari Acquisition is not hostile and, if applicable, shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equity holders of Safari Target;

(e) no Debt or Liens are assumed or created (other than Permitted Liens and

Permitted Debt) in connection with the Safari Acquisition;

(f) Lender shall have received a duly executed legal opinion of New Borrower’s counsel, addressed to Lender, addressing matters Lender may reasonably request;

(g) Borrowers shall have delivered such other documents, information, certificates, records, permits, and filings as the Lender may reasonably request;

(h) all of the representations and warranties of Borrowers set forth in the herein and in the other Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) on and as of such date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(i) no Default or Event of Default shall exist under any of the Financing Documents (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(j) Borrowers shall have delivered such other documents, information, certificates, records, permits, and filings as the Lender may reasonably request;

(k) Borrowers shall have received executed copies of the amendment to the MidCap Facility Agreement entered into in connection with the Safari Acquisition; and

(l) Lender shall have received from Borrowers all of the fees owing pursuant to this Agreement, including without limitation, Lender’s reasonable out-of-pocket legal fees and expenses pursuant to Section 8 of this Agreement.

9. Collateral Assignment.

(a) For the purpose of securing the Obligations, each Borrower hereby collaterally assigns and transfers to Lenders, and grants a security interest to Lender, for its benefit and the benefit of the Lenders (as collateral security for the performance and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been made)), in, all right, title and interest of such Borrower in, to and under: (a) the Safari Acquisition Agreement, including but not limited to, any and all rights of enforcement with respect to any breach by any party to the Safari Acquisition Agreement, rights of indemnification, reservations of rights, assignments of warranties, whenever arising or coming into existence, termination rights, and such Borrower’s right to payments under and its right to receive payments or other amounts from any party pursuant to or in connection with the Safari Acquisition Agreement, and (b) all proceeds of the foregoing.

(b) Upon the occurrence and during the continuance of an Event of Default, Lender may enforce, either in its own name or in the name of any Borrower, all rights of such Borrower under the Safari Acquisition Agreement in accordance with the terms thereof, and may: (a) compromise or settle any disputed claims as to rights of such Borrower under Safari Acquisition Agreement; (b) give releases or acquittances of rights of such Borrower under the Safari Acquisition Agreement; or (c) do any and all things necessary, convenient or proper to fully and completely effectuate the collateral assignment of the rights of such Borrower under the Safari Acquisition Agreement pursuant hereto.

(c) Notwithstanding the foregoing, each Borrower expressly agrees that it shall remain liable under the Safari Acquisition Agreement to perform all of the conditions and obligations provided therein to be observed and performed by it, and neither the assignment pursuant to this Section 10 nor any action taken hereunder, shall cause Lender to be under any obligation or liability in any respect to any party to the Safari Acquisition Agreement including, without limitation, such Borrower, for the performance or observance of any of the representations, warranties, conditions, covenants, agreements or terms of the Safari Acquisition Agreement.

10. Post-Closing Requirements. New Borrower hereby covenants and agrees that it shall:

(a) by the date that is ten (10) days following the date hereof (or such later date as Lender may agree in its sole discretion in writing), provide Lender with insurance certificates and endorsements, naming Lender as additional insured, assignee or lender loss payee, as applicable, as required by Section 4.4 of the Credit Agreement;

(b) by the date that is thirty (30) days following the date hereof (or such later date as Lender may agree in its sole discretion in writing), provide Lender with fully executed deposit account control agreements for the deposit accounts of the New Borrower or provide evidence reasonably acceptable to Lender that such deposit accounts have been closed; provided, that until the New Borrower has provided such deposit account control agreements or evidence of closure, New Borrower shall not permit the funds held in the New Borrower’s Deposit Accounts to exceed the amount(s) reasonably necessary for New Borrower to maintain solvency, assets, level of income, working capital, or its financial condition in the Ordinary Course of Business; and

(c) by the date that is thirty (30) days following the date hereof (or such later date as Lender may agree in its sole discretion in writing), provide Lender with a fully executed landlord’s agreement in form and substance reasonably satisfactory to Lender for the leased premises located at 11350 McCormick Road, Suite 1003, Hunt Valley, Maryland, 21031.

11. Release. In consideration of the agreements of Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge Lender, and each its respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, whether or not now known, existing on or before the Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Financing Documents, or (ii) any aspect of the dealings or relationships between or among any or all of the Borrowers, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. Each Borrower acknowledges that the foregoing release is a material inducement to Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Lender in connection therewith.

12. No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing

Defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Lender’s rights and remedies in respect of such Defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

13. Affirmation. Except as specifically amended pursuant to the terms hereof, each Borrower hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers. Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions. Each Borrower hereby agrees that (i) all representations and warranties of Borrowers contained in the Original Credit Agreement and the other Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof), except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) on and as of such date and (ii) no Default or Event of Default shall exist under any of the Financing Documents (and each Borrower’s delivery of its signatures hereto shall be deemed to be its certification thereof). In consideration of the accommodations set forth herein, each Original Borrower hereby acknowledges, reaffirms, confirms and ratifies its prior pledge and grant to Lender of a continuing general lien in, upon and to the personal property set forth on Schedule 9.1 of the Credit Agreement, pursuant to the Credit Agreement, and expressly acknowledges that such lien and security interest secures the Obligations.

14. Confidentiality. No Borrower will disclose the contents of this Agreement, the Credit Agreement or any of the other Financing Documents to any third party (including, without limitation, any financial institution or intermediary) without Lender’s prior written consent, other than to Borrowers’ officers and advisors on a need-to-know basis or as otherwise may be required by Law, including to any court or regulatory agency having jurisdiction over such Borrower. Each Borrower agrees to inform all such persons who receive information concerning this Agreement, the Credit Agreement and the other Financing Documents that such information is confidential and may not be disclosed to any other person except as may be required by Law, including to any court or regulatory agency having jurisdiction over such Borrower.

15. Miscellaneous.

(a) Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.

(b) Incorporation of Credit Agreement Provisions. The provisions contained in Section 12.14 (Indemnification), Section 12.8 (Governing Law; Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(c) Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(d) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.

(e) Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(f) Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(g) Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Agreement under seal as of the day and year first hereinabove set forth.

LENDER:	GLOBUS MEDICAL, INC.

	By:	/s/ ERIC I. SCHWARTZ	(SEAL)
	Name:	Eric I. Schwartz
	Title:	SVP & General Counsel

BORROWERS	ALPHATEC HOLDINGS, INC.

	By: :	/s / JEFF BLACK	(SEAL)
Jeff Black, Chief Financial Officer

ALPHATEC SPINE, INC.

	By: :	/s/ JEFF BLACK	(SEAL)
Jeff Black, Chief Financial Officer

SAFEOP SURGICAL, INC.

	By: :	/s/ JEFF BLACK	(SEAL)
Jeff Black, Chief Financial Officer